UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 26, 2015

Weyland Tech, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Queens Road Central
V. Heun Building, 11/F, Central
Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	+852 9316 6780

               N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 26, 2015 the company signed a Joint Venture Agreement ("JV") with Ranosys Technologies Pvt. Ltd. ("Ranosys") to form a joint venture partnership for the rollout of the Company's CreateApp platform in the greater India market.

The JV calls for a fifty-fifty (50/50) partnership between Weyland Tech. Incorporated and Ranosys to roll out the CreateApp platform in India, beginning with the city of Jaipur and expanding into Mumbai and Delhi over the next twelve months.

Jaipur has a population base of over six million people and Small-Medium-sized Enterprises ("SME's") numbering close to 500,000.

Ranosys, founded in 2009, is based in Singapore with operations in San Francisco, CA and Jaipur, India and has worked with clients such as Axa Insurance, Epson Corp., D-Link, Swatch and many others.

Ranosys is a leading software development company providing expert IT solutions to its global clients, focusing on enterprise solutions, mobile apps development and Magento-based e-commerce solutions.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired: None

(b) Pro-Forma Financial Statements: None

(c) Exhibits:

Exhibit No.	Description

10.1	Joint Venture Agreement with Ranosys Technologies Pvt. Ltd. dated November 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH INC.

Dated: November 30, 2015	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO

2